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                                                                  EXHIBIT 3.01

            FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                             DRIVEWAY CORPORATION

          Driveway Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

          DOES HEREBY CERTIFY:

          FIRST:    That the name of this corporation is Driveway Corporation, and that this corporation was originally incorporated pursuant to the General Corporation Law on February 17, 1998 under the name Atrieva Corporation.

          SECOND:   That the Board of Directors duly adopted resolutions
proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

                                   ARTICLE I

          The name of this corporation is Driveway Corporation

                                   ARTICLE II

          The address of the registered office of this corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is Corporation Trust Company.

                                  ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     A.   Classes of Stock.  This corporation is authorized to issue two
          ----------------
classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is one hundred eight million (108,000,000) shares. seventy-four million eight hundred thousand (74,800,000) shares shall be Common Stock and
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thirty-three million two hundred thousand (33,200,000) shares shall be Preferred
Stock, each with a par value of $0.001 per share.

     B.   Rights, Preferences and Restrictions of Preferred Stock.  The
          -------------------------------------------------------
Preferred Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on (i) the Series A Preferred Stock, which series shall consist of ten million one hundred thousand (10,100,000) shares (the "Series A Preferred Stock"); (ii) the Series B Preferred Stock, which series shall consist of eight million one hundred thousand (8,100,000) shares (the "Series B Preferred Stock"); (iii) the Series C Preferred Stock, which series shall consist of eleven million (11,000,000) shares (the "Series C Preferred Stock"); and (iv) the Series D Preferred Stock, which series shall consist of four million (4,000,000) shares (the "Series D Preferred Stock") (collectively the "Preferred Stock"), are as set forth below in this Article IV(B).

          1.   Dividend Provisions.
               -------------------

               (a) The holders of shares of Series C and Series D Preferred Stock shall be entitled to receive dividends out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series A Preferred Stock, the Series B Preferred Stock and the Common Stock of this corporation, at the rate of (i) $0.48 per share per annum for the Series D Preferred Stock;
and (ii) $0.321 per share per annum for the Series C Preferred Stock (in each case, as adjusted for any stock splits, stock dividends, recapitalizations or the like), payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative. If upon the payment of such dividend, the assets and funds thus distributed among the holders of the Series D Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the assets legally available therefor shall be distributed ratably among the holders of the Series D Preferred Stock and Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               (b) The holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive dividends out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of (i) $0.016 per share per annum for the Series A Preferred Stock; and (ii) $0.08 per share per annum for the Series B Preferred Stock (in each case, as adjusted for any stock splits, stock dividends, recapitalizations or the like), payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative. If upon the payment of such dividend, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the assets legally available therefor shall be

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distributed ratably among the holders of the Series A Preferred Stock and Series
B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               (c) This corporation shall not repurchase shares of or pay dividends on shares of its Series A Preferred Stock, Series B Preferred Stock or Common Stock during any calendar year unless dividends for the total amount of the annual dividend rate for the Series D Preferred Stock and Series C Preferred Stock shall have first been paid or declared and set apart for payment in full to the holders of the Series D Preferred Stock and Series C Preferred Stock during that calendar year; provided, however, that this restriction shall not apply to the repurchase by this corporation of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for this corporation that are subject to restricted stock purchase agreements or stock option exercise agreements under which this corporation has the option to repurchase such shares at any price:
(i) upon the occurrence of certain events, such as the termination of employment or services; or (ii) pursuant to the Company's exercise of a right of first refusal to repurchase such shares.

               (d) The holders of the outstanding Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this
Section 1 upon the affirmative vote or written consent of the holders of at least a majority of (i) the Series D Preferred Stock and Series C Preferred Stock then outstanding, voting together as a single class; and (ii) the Series A Preferred Stock and the Series B Preferred Stock then outstanding, voting together as a single class.

               (e) The holders of Preferred Stock shall also be entitled to participate in, out of any assets legally available therefor, payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation as if such shares of Preferred Stock have converted into Common Stock immediately prior to the payment thereof, payable when, as and if declared by the Board of Directors. The participation of the holders of Preferred Stock in the payment of such dividend shall be prior and in preference to payment of such dividend to holders of Common Stock. Such dividends shall not be cumulative, and no right shall accrue to the holders of the Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any year.

          2.   Liquidation Preference.  In the event of any liquidation,
               ----------------------
dissolution or winding up of this corporation, either voluntary or involuntary, the assets of this corporation that may be legally distributed to this corporation's stockholders (the "Assets") shall be distributed to stockholders in the following manner:

               (a) the holders of Series D Preferred Stock and Series C Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the Assets to the holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $6.00 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price") and (ii) $4.01 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") plus, in each

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case, an amount equal to declared but unpaid dividends on such share (subject to adjustment of such dollar amounts for any stock splits, stock dividend, combination, recapitalization or the like) (such aggregate amount being referred to herein as the "Series D Premium" or "Series C Premium," as applicable). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full Series D Premium and Series C Premium, as applicable, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock and Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               (b) If there are any Assets remaining after the payment or distribution (or the setting aside for payment or distribution) of the Series D Premium and Series C Premium to the holders of the Series D Preferred Stock and Series C Preferred Stock, respectively, then the holders of Series A Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $0.20 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (ii) $1.00 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"), plus, in each case, an amount equal to declared but unpaid dividends on such share (subject to adjustment of such dollar amounts for any stock splits, stock dividend, combination, recapitalization or the like). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of this corporation legally available for distribution after the payment in full of the Series D Premium and Series C Premium shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               (c) Upon the completion of the distributions required by subsections (a) and (b) of this Section 2 and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held thereby.

               (d)  (i)      For purposes of this Section 2, a liquidation,
dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the Preferred Stock then outstanding, voting together as a single class, and a majority of the Series D Preferred Stock and Series C Preferred Stock then outstanding, voting together as a single class, shall determine otherwise), (A) the acquisition of fifty percent (50%) or more of the outstanding voting power of this corporation by another entity or group by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation), (B) any merger or consolidation involving this corporation, unless after giving effect thereto the stockholders of this corporation immediately prior thereto continue to own (in substantially the same percentages) more than fifty percent (50%) of the outstanding voting power of this corporation', but excluding any merger effected exclusively for the purpose of changing the domicile of this corporation; or (C) a sale of all or substantially all of the assets of this corporation.

                    (ii) In any of such events, if the consideration received by this corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                             (A)  Securities not subject to investment letter or
other similar restrictions on free marketability covered by (B) below:

                                  (1)  If traded on a securities exchange or
through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

                                  (2)  If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                  (3)  If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock, voting together as a single class.

                             (B)  The method of valuation of securities subject
to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock, voting together as a single class.

                    (iii) In the event the requirements of this subsection 2(d) are not complied with, this corporation shall forthwith either:

                             (A)  cause such closing to be postponed until such
time as the requirements of this Section 2 have been complied with; or

                             (B)  cancel such transaction, in which event the
rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(d)(iv) hereof.

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                    (iv)     This corporation shall give each holder of record
of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of (a) the Series A Preferred Stock and Series B Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such shares of Series A Preferred Stock and Series B Preferred Stock, voting together as single class; and (b) the Series C Preferred Stock and Series D Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such shares of Series C and Series D Preferred Stock, voting together as a single class.

          3.   Conversion.  The holders of the Preferred Stock shall have
               ----------
conversion rights as follows (the "Conversion Rights"):

               (a)  Right to Convert.  Each share of Preferred Stock shall be
                    ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price and the Original Series D Issue Price, respectively, by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share for the shares of Series B Preferred Stock shall be the Original Series B Issue Price, the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price and the initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in subsection 3(d).

               (b) Automatic Conversion.  Each share of Preferred Stock shall
                   --------------------
automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share of Preferred Stock immediately upon the earlier of (i) this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or SB-1 under the Securities Act of 1933, as amended, in which the aggregate proceeds to this corporation (after deducting underwriters' discounts and expenses relating to the offering, including fees of this corporation's counsel for the offering) are at least $30,000,000 at a price per share of at least $8.02 (as adjusted for stock dividends, stock splits, combinations and the like) (a "Qualified Public Offering") or (ii) the date specified by written consent or agreement of the holders of (A) a majority of the then outstanding shares of Series A

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Preferred Stock and Series B Preferred Stock, voting together as a single class;
and (B) a majority of the then outstanding shares of Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, to the conversion of all then outstanding Preferred Stock.

               (c) Mechanics of Conversion.  Before any holder of Preferred
                   -----------------------
Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933 or any event that would be deemed a liquidation of this corporation, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering or such liquidation event, as the case may be, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities or of such liquidation event, as the case may be.

               (d)  Conversion Price Adjustments of Preferred Stock for
                    ---------------------------------------------------
Certain Dilutive Issuances, Splits, Combinations and Other Events.  The
-----------------------------------------------------------------
Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i)      Issuance of Additional Stock below Purchase Price.
                             -------------------------------------------------
If this corporation shall issue, after the date upon which any shares of Preferred Stock were first issued (the "Purchase Date", with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less (or having an exchange or conversion price) than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 3(d)(i), unless otherwise provided in this Section 3(d)(i).

                             (A) Adjustment Formula.  Whenever the Conversion
                                 ------------------
Price is required to be adjusted pursuant to this Section 3(d)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale calculated on a fully diluted basis (the "Outstanding Common") plus the number
                                          ------------------
of shares of Common Stock that the aggregate consideration received by this corporation for the issuance of the Additional Stock would purchase at the Conversion Price then in effect; and (y)

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the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term "Outstanding Common" shall include shares of Common Stock deemed issued pursuant to Section 3(d)(i)(E) below.

                             (B)  Definition of "Additional Stock".  For
                                  --------------------------------
purposes of this Section 3(d)(i), "Additional Stock" shall mean any shares of
                                   ----------------        ----
Common Stock issued (or deemed to have been issued pursuant to Section 3(d)(i)(E)) by this corporation after the Purchase Date) other than

                                  (1)  Common Stock issued pursuant to a
transaction described in Section 3(d)(ii) and (iii) hereof, for which adjustment to the Conversion Price is made pursuant to the terms thereof,

                                  (2)  Common Stock issuable pursuant to
warrants, convertible notes or other rights to acquire securities of this corporation outstanding as of the Purchase Date,

                                  (3)  Common Stock issuable or issued to
employees, consultants, officers or directors of this corporation under the Corporation's stock plan and approved by a majority of the Board of Directors of the Corporation,

                                  (4)  Common Stock issued or issuable upon
conversion of the Preferred Stock,

                                  (5)  up to 100 shares of Common Stock issued
to certain of the existing holders of fractional shares of Common Stock as of the Purchase Date, as approved by a majority of the Board of Directors of this corporation; or

                                  (6)  Common Stock issued pursuant to a
strategic alliance (the "Alliance"), provided that if more than 20% of the fully diluted shares of this corporation's capital stock outstanding immediately prior to such Alliance are to be issued in conjunction with such Alliance, such issuance shall require the approval of a majority of the holders of the Series C Preferred Stock then outstanding

                             (C)  No Fractional Adjustments.  No adjustment of
                                  -------------------------
the Conversion Price for the Preferred Stock pursuant to this Section 3(d) shall be made in an amount less than one cent ($0.01) per share; provided, that any
                                                           --------
adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.

                             (D)  Determination of Consideration.  In the case
                                  ------------------------------
of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid to this corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in

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connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

                             (E)  Deemed Issuances of Common Stock.  In the
                                  --------------------------------
case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 3(d)(i):

                                  (1)  The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 3(d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                  (2)  The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 3(d)(i)(D)).

                                  (3)  In the event of any change in the number
of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall (except to the extent an adjustment on account of the event causing a change resulting from such antidilution provisions is provided for elsewhere in this Section 3) be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                  (4)  Upon the expiration of any such options
or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                  (5)  The number of shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to Sections 3(d)(i)(E)(1) and 3(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 3(d)(i)(E)(3) or 3(d)(i)(E)(4).

                             (F)  No Increased Conversion Price.
                                  -----------------------------
Notwithstanding any other provisions of this Section 3(d)(i), except to the limited extent provided for in Sections 3(d)(i)(E)(3) and 3(d)(i)(E)(4), no adjustment of the Conversion Price pursuant to this Section 3(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (ii)     Stock Splits and Dividends.  In the event this
                             --------------------------
corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of
                                   ------------------------
any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 3(d)(i)(E).

                    (iii)    Reverse Stock Splits.  If the number of shares of
                             --------------------
Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                    (iv)     Special Conversion Price Adjustment.
                             -----------------------------------
Notwithstanding the other

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conversion price adjustments as may become effective pursuant to the provisions of this Article IV, Section (d), if this corporation has not completed a Qualified Public Offering prior to July 31, 2000, then the Conversion Price of the Series C Preferred Stock then in effect shall be adjusted as of the close of business on July 31, 2000 to an amount equal to nine-elevenths (9/11) of such Conversion Price in effect immediately prior to such adjustment.

               (e)  Other Distributions.  In the event this corporation shall
                    -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3(d)(ii), then, in each such case for the purpose of this Section 3(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

               (f)  Recapitalizations.  If at any time or from time to time
                    -----------------
there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

               (g)  No Impairment.  The corporation will not, by amendment of
                    -------------
its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

               (h)  No Fractional Shares and Certificate as to Adjustments.

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued upon conversion shall be rounded up to the nearest whole share. The number of shares of Common Stock issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the applicable Conversion Price.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price for the Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Preferred Stock.

               (i)  Notices of Record Date.  In the event of any taking by this
                    ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right. In the event of a liquidating distribution pursuant to Section 2 of Article IV hereof, this corporation shall mail to each Purchaser of Preferred Stock at least twenty (20) days prior to date of such distribution, a notice (i) certifying (x) the anticipated aggregate proceeds available for distribution to holders of Preferred Stock and Common Stock, (y) the amount expected to be distributed pursuant to Section 2 hereof in respect of each share of Preferred Stock and Common Stock and (z) the amount expected to be distributed pursuant to
Section 2 hereof in respect of shares of Preferred Stock if the holder of such shares converted such shares into Common Stock immediately prior to such liquidating distribution and (ii) stating that in connection with such liquidating distribution the holders of shares of Preferred Stock may prior to such liquidating distribution convert their shares of Preferred Stock into Common Stock at the applicable Conversion Rate.

               (j)  Reservation of Stock Issuable Upon Conversion.  The
                    ---------------------------------------------
corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

               (k)  Notices.  Any notice required by the provisions of this
                    -------
Section 3 to be given to the holders of shares of Preferred Stock shall be deemed given upon personal delivery, upon delivery by nationally recognized courier, upon delivery via telegram, email or fax, or five (5) days after deposit in the U. S. mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on this corporation's books.

               (l)  Status of Converted Stock.  In the event any shares of
                    -------------------------
Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled and shall not be reissuable by this corporation. The Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

          4.   Redemption.
               ----------

               (a)  Redemption of Series C Preferred Stock.  Subject to the
                    --------------------------------------
terms and conditions of this Section 4(a), to the extent that any outstanding shares of Series C Preferred Stock have not been redeemed or converted into Common Stock prior to December 31, 2004 (the "Trigger Date"), holders of a
                                              ------------
majority of the outstanding shares of Series C Preferred Stock may make a written request to the Company for the redemption of all the Series C Preferred Stock under this Section 4(a) signed by the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting together as a single class (a "Redemption Request"), redeem from any source of funds legally
                 ------------------
available therefor at the redemption price therefor described in this Section 4(a), on the date (the "Redemption Date") that is one (1) month following its
                        ---------------
receipt of such written Redemption Request, all of the shares of Series C Preferred Stock that are outstanding on the date this corporation receives such written redemption request. The redemption price for each share of Series C Preferred Stock shall be in an amount such that after giving effect to the purchase and redemption of Series C Preferred Stock held thereby, each holder of Series C Preferred Stock shall receive a compound annual return of ten percent (10%) over the Original Series C Issue Price, plus all declared and unpaid dividends on the Original Series C Issue Price (as adjusted for any stock splits, stock dividends, reorganizations or the like) (collectively, the "Redemption Price"). If upon any redemption date scheduled under this subsection for the redemption of Series C Preferred Stock, the funds and assets of this corporation legally available to redeem such stock shall be insufficient to redeem all shares of Series C Preferred Stock, then any such unredeemed shares shall be carried forward and shall be redeemed (together with any other shares of Preferred Stock then scheduled to be redeemed) at the earliest date upon which this corporation lawfully has funds available to continue redemption of such unredeemed shares, to the full extent of legally available funds of this corporation at such time, and any such unredeemed shares shall continue to be so carried forward until redeemed. Shares of Series C Preferred Stock which are subject to redemption hereunder but which have not been redeemed due to insufficient legally available funds and assets of this corporation shall continue to be outstanding and entitled to all dividend, liquidation, conversion and other rights, preferences, privileges and restrictions of the Series C Preferred Stock until such shares have been converted or redeemed.

               (b)  Redemption Notice.  Promptly (but in no event less than
                    -----------------
ten (10) days after receipt of a Redemption Request, written notice shall be mailed by this corporation, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Series C Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder or given by the holder in writing to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of this corporation is located, notifying such holder of the redemption, the redemption price, the number of such holder's shares of Series C Preferred Stock to be redeemed, the place at which payment may be obtained and calling upon such holder to surrender to the corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (such notice is referred to herein as the "Redemption Notice").

               (c)  Surrender of Certificates.  On or before the Redemption
                    -------------------------
Date, each holder of Series C Preferred Stock to be redeemed on the Redemption Date shall (unless such holder has previously exercised such holder's right to convert such shares of Preferred Stock into Common Stock as provided in Article IV, Section (B)(3) hereof), surrender the certificate(s) representing such shares of Preferred Stock to be redeemed to this corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price for such shares shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be canceled and retired. If less than all of the shares represented by such certificate are redeemed, then this corporation shall promptly issue a new certificate representing the unredeemed shares.

               (d)  Effect of Redemption.  If the Redemption Request and
                    --------------------
Redemption Notice have been duly given, and if on the Redemption Date the Redemption Price is either paid or made available for payment through the deposit arrangements specified in Section 4(e) hereof, then notwithstanding that the certificates evidencing any of the shares of Series C Preferred Stock so called for redemption shall not have been surrendered, the shares of Series C Preferred Stock shall no longer be outstanding after the Redemption Date, all dividends with respect to such shares shall cease to accrue after the Redemption Date, such shares shall not thereafter be transferred on this corporation's books and all of the rights of such holders of such shares with respect to such shares shall terminate after the Redemption Date, except only the right of the holders to receive the Redemption Price therefor without interest upon surrender of their certificate(s) therefor.

               (e)  Deposit of Redemption Price.  If a Redemption Request has
                    ---------------------------
been duly given as provided in Section 4(a) above, then on or prior to the Redemption Date, this corporation may, at its option, deposit with a bank or trust company having a capital and surplus of at least $100,000,000.00, as a trust fund, a sum equal to the aggregate Redemption Price for all shares of Series C Preferred Stock called for redemption on the Redemption Date and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit, the shares shall be deemed to be no longer outstanding, all dividends with respect to such shares shall cease to accrue and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided in Section 3 hereof. Any funds so deposited and unclaimed at the end of one (1) year from the Redemption Date shall be released or repaid to this corporation, after which time the holders of shares called for redemption who have not claimed such funds shall be entitled to receive payment of the Redemption Price only from this corporation.

               (f) The Series A Preferred Stock, Series B Preferred Stock and the Series D Preferred Stock are not redeemable.

          5.   Voting Rights.
               -------------

               (a)  General Voting Rights.  The holder of each share of
                    ---------------------
Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               (b)  Voting for the Election of Directors.  As long as at least a
                    ------------------------------------
majority of the shares of Series A Preferred Stock originally issued remain outstanding, the holders of such shares of Series A Preferred Stock shall be entitled to appoint one (1) director of this corporation at each election of directors. As long as at least a majority of the shares of Series B Preferred Stock originally issued remain outstanding, the holders of such shares of Series B Preferred Stock shall be entitled to appoint one (1) director of this corporation at each election of directors. As long as at least a majority of the shares of Series C Preferred Stock originally issued remain outstanding, the holders of such shares of Series C Preferred Stock shall be entitled to appoint two (2) directors of this corporation at each election of directors. The holders of the outstanding Common Stock shall be entitled to elect two (2) directors of this corporation at each election of directors. Other directors shall be elected upon the approval of the holders of a majority of the Preferred Stock and the Common Stock, voting together as a single class. The holders of Preferred Stock and certain holders of the Common Stock are subject to a Voting Agreement on file with this corporation.

          In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent.

          6.   Protective Provisions.
               ---------------------

               (a) So long as any shares of Series C Preferred Stock or Series D Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock and Series D Preferred Stock, voting together as a single class (except in the case of each of paragraphs (ii), (iv) and (vii) below, or otherwise generally, if the matter to be voted on does not have the same effect on the Series C Preferred Stock and Series D Preferred Stock, in which case this corporation must first obtain the approval of the holders of a majority of the then outstanding shares of each of the Series C Preferred Stock and Series D Preferred Stock, voting separately):

                    (i) (A) sell, convey, or otherwise dispose of all or substantially all of its property or business, or (B) merge or consolidate with any other corporation (other than a wholly-owned subsidiary corporation), unless after giving effect thereto the stockholders of this corporation immediately prior thereto continue to own (in substantially the same percentages) more than fifty percent (50%) of the outstanding voting power of this corporation, or (C) participate in or be the subject of any transaction or series of transactions as a result of which any entity or group acquires fifty percent (50%) or more of the outstanding voting power of this corporation;

                    (ii) alter or change the rights, preferences or privileges of the shares of any series of Preferred Stock or Common Stock so as to affect adversely the shares of any series of Preferred Stock;

                    (iii) increase or decrease the size of this corporation's Board of Directors;

                    (iv) authorize or issue, or obligate itself to issue, any other equity security, or reclassify any security into including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series C Preferred Stock or Series D Preferred Stock with respect to dividends, liquidation, redemption or voting or otherwise;

                    (v) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) or pay a dividend on any share or shares of Common

Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

                    (vi) effect any transaction that would result in the liquidation or winding up of this corporation;

                    (vii) amend this corporation's Certificate of Incorporation or bylaws so as to adversely alter the rights, preferences or privileges of the outstanding shares of Series C Preferred Stock or Series D Preferred Stock;

                    (viii) enter into any line of business other than Internet, data storage or data management businesses; or

                    (ix) incur, guarantee, or pledge or hypothecate any of its assets to secure any indebtedness, other than (A) indebtedness (not exceeding $10,000,000 in the aggregate) incurred by this corporation pursuant to capital equipment leases; or (B) trade indebtedness of the Company incurred in the ordinary course of business and not more than sixty (60) days past due.

               (b) Subject to the rights of any series of Preferred Stock that may from time to time come into existence, so long as any shares of Series A Preferred Stock or Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class:

                    (i) alter or change the rights, preferences or privileges of the shares of Preferred Stock or Common Stock so as to affect adversely the shares of Series A or Series B Preferred Stock;

                    (ii) increase or decrease the size of this corporation's Board of Directors;

                    (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Preferred Stock with respect to dividends, liquidation, redemption or voting;

                    (iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) or pay a dividend on any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

                    (v) effect any transaction that would result in the liquidation or winding up of this corporation;

                    (vi) amend this corporation's Certificate of Incorporation or bylaws so as to expressly adversely alter the rights, preferences or privileges of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock;

                    (vii) enter into any line of business other than Internet, data storage or data management businesses; or

                    (viii) incur, guarantee, or pledge or hypothecate any of its assets to secure any indebtedness, other than (A) indebtedness (not exceeding $10,000,000 in the aggregate) incurred by this corporation pursuant to capital equipment leases; or (B) trade indebtedness of the Company incurred in the ordinary course of business and not more than sixty (60) days past due.

          7.   Status of Converted Stock.  In the event any shares of
               -------------------------
Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

     C.   Common Stock.  The rights, preferences, privileges and restrictions
          ------------
granted to and imposed on the Common Stock are as set forth below in this
Article IV(C).

          1.   Dividend Rights.  Subject to the prior rights of holders of all
               ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.   Liquidation Rights.  Upon the liquidation, dissolution or
               ------------------
winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Division (B) of Article IV hereof.

          3.   Redemption.  The Common Stock is not redeemable.
               ----------

          4.   Voting Rights.  The holder of each share of Common Stock shall
               -------------
have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                  ARTICLE V

          Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

                                  ARTICLE VI

          The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII

          Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                 ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

                                   ARTICLE IX

          A director of this corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article, to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

          Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, by the stockholders of this corporation shall not apply to or adversely affect any right or protection of a director of this corporation existing at the time of such amendment, repeal, modification or adoption.

                                   ARTICLE X

          Except as otherwise provided in this Certificate of Incorporation, this corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XI

          To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

          Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

                                 *     *     *

          THIRD:    The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with
Section 228 of the General Corporation Law.

          FOURTH:   That said amendment and restatement was duly adopted in
accordance with the provisions of Section 242 and 245 of the General Corporation Law.

          IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by the President and the Secretary of this corporation on this 10th day of March, 2000.



                                             /s/ Christopher Logan
                                    -----------------------------------------
                                    Christopher Logan, President




                                               /s/ Kent Jarvi
                                    -----------------------------------------
                                    Kent Jarvi, Secretary